Exhibit 99.1
Report of Independent Registered Public Accounting Firm
To the Board of Managers of Rio Vista GP LLC,
General Partner of Rio Vista Energy Partners L.P.
We have audited the accompanying combined balance sheets of GO, LLC and MV Pipeline Company (collectively “Company”) as of December 31, 2006 and 2005, and the related combined statements of operations, equity and cash flows for years then ended. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.
We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the combined financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the combined financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall combined financial statement presentation. We believe that our audits provides a reasonable basis for our opinion.
In our opinion, the combined financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2006 and 2005 and the results of their operations and their cash flows for the years then ended in conformity with United States generally accepted accounting principles.
/s/ BURTON McCUMBER & CORTEZ, L.L.P.
Brownsville, Texas
January 18, 2008

GO, LLC AND MV PIPELINE COMPANY
COMBINED BALANCE SHEETS
December 31,
ASSETS

	2006	2005
CURRENT ASSETS
Cash	$148,000	$12,000
Trade accounts receivable less allowance for doubtful accounts of $0	157,000	68,000
Other	5,000	—
Note receivable from related party	20,000	—

Total current assets	330,000	80,000

PROPERTY AND EQUIPMENT — AT COST
Pipelines	1,169,000	934,000
Equipment	170,000	33,000
Vehicles	53,000	8,000
Oil and gas interests	62,000	—

Total property and equipment	1,454,000	975,000
Less accumulated depreciation	(267,000)	(214,000)

	1,187,000	761,000

TOTAL ASSETS	$1,517,000	$841,000

The accompanying notes are an integral part of these statements.

GO, LLC AND MV PIPELINE COMPANY
COMBINED BALANCE SHEETS — CONTINUED
December 31,
LIABILITIES AND EQUITY

	2006	2005
CURRENT LIABILITIES
Bank overdraft	$18,000	$2,000
Notes payable	253,000	—
Due to related parties	547,000	468,000
Accounts payable	120,000	84,000
Accrued interest	19,000	5,000

Total current liabilities	957,000	559,000

Deferred income tax — noncurrent	54,000	101,000

EQUITY
Member’s equity	173,000	8,000
Common stock, par value $1.00 per share, 50,000 shares authorized, issued and outstanding	14,000	14,000
Additional paid-in-capital	240,000	—
Retained earnings	79,000	159,000

Total equity	506,000	181,000

TOTAL LIABILITIES AND EQUITY	$1,517,000	$841,000

The accompanying notes are an integral part of these statements.

GO, LLC AND MV PIPELINE COMPANY
COMBINED STATEMENTS OF OPERATIONS
Years ended December 31,

	2006	2005
Revenue and other income items
Gas sales	$1,835,000	$—
Gathering fees	461,000	188,000
Rental fees	206,000	12,000

Total revenue and other income items	2,502,000	200,000

Cost of revenues	2,356,000	201,000

Gross profit (loss)	146,000	(1,000)

General and administrative expenses	89,000	43,000

Operating income (loss)	57,000	(44,000)

Interest expense	19,000	4,000

Net income (loss) before income tax benefit	38,000	(48,000)

Deferred tax benefit	47,000	21,000

Net income (loss)	$85,000	$(27,000)

The accompanying notes are an integral part of these statements.

GO, LLC AND MV PIPELINE COMPANY
COMBINED STATEMENT OF EQUITY
Years ended December 31, 2006 and 2005

	Member’s	Common	Additional	Retained
	Equity	Stock	Paid-in-Capital	Earnings	Total
Balance at January 1, 2005	$—	$14,000	$—	$193,000	$207,000

Capital contribution	1,000	—	—	—	1,000

Net income (loss)	7,000	—	—	(34,000)	(27,000)

Balance at December 31, 2005	8,000	14,000	—	159,000	181,000

Net income (loss)	165,000	—	—	(80,000)	85,000

Capital contributions	—	—	240,000	—	240,000

Balance at December 31, 2006	$173,000	$14,000	$240,000	$79,000	$506,000

The accompanying notes are an integral part of these statements .

GO, LLC AND MV PIPELINE COMPANY
COMBINED STATEMENTS OF CASH FLOWS
Years ended December 31,

	2006	2005
Cash flows from operating activities:
Net earnings (loss)	$85,000	$(27,000)
Adjustments to reconcile net earnings (loss) to net cash provided by operating activities:
Depreciation	53,000	34,000
Changes in assets and liabilities:
Trade accounts receivable	(89,000)	—
Other	(5,000)	(42,000)
Due to related parties	79,000	36,000
Accounts payable	36,000	61,000
Accrued expenses	14,000	4,000
Deferred tax liability	(47,000)	(22,000)

Net cash provided by operating activities	126,000	44,000

Cash flows from investing activities:
Purchase of property and equipment	(226,000)	(42,000)
Note receivable	(20,000)	—

Net cash (used in) investing activities	(246,000)	(42,000)

Cash flows from financing activities:
Capital contributions	240,000	—
Bank overdraft	16,000	2,000

Net cash provided by financing activities	256,000	2,000

NET INCREASE IN CASH	136,000	4,000

Cash at beginning of year	12,000	8,000

Cash at end of year	$148,000	$12,000

Supplemental disclosure of cash flow information:
Non-cash transaction
Acquisition of property and equipment financed with debt	$253,000	$—

The accompanying notes are an integral part of these statements.

GO, LLC AND MV PIPELINE COMPANY
NOTES TO COMBINED FINANCIAL STATEMENTS
DECEMBER 31, 2006
NOTE A — ORGANIZATION AND BASIS OF PRESENTATION
GO, Inc. was incorporated in the state of Oklahoma on March 6, 1990 and was a wholly owned subsidiary of Outback Production Inc. (Outback). On September 19, 2007, GO, Inc. was converted to an Oklahoma limited liability company, GO LLC (GO). GO and MV operate gas pipelines located in Oklahoma. GO, Inc. commenced its pipeline operations in 2006. MV Pipeline Company (MV) was incorporated in the state of Oklahoma on January 10, 1997 and is 33 1/3% owned by GM Oil Properties, Inc (GM Oil) and 66 2/3% owned by Penny Petroleum Corporation (Penny Petroleum).
As a result of the common ownership (see Note G), the accompanying combined financial statements include the financial statements of GO and MV (collectively referred to as “Company”). All significant intercompany accounts and transactions are eliminated.
NOTE B — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES
A summary of the significant accounting policies consistently applied in the preparation of the accompanying combined financial statements are as follows.
1. Property, Plant and Equipment
Property, plant and equipment are recorded at historical cost. After being placed into service, assets are depreciated using the straight-line method over their estimated useful lives as follows:

Pipelines	30 years
Equipment	5 years
Vehicles	5 years
At December 31, 2006 and 2005, depreciation expense totaled $53,000 and $34,000, respectively. Mineral interests are accounted for under the successful efforts method of accounting and cost are amortized over future production.
Maintenance and repair costs are charged to expense as incurred
In August 2001 Statement of Financial Accounting Standards (SFAS) No. 144 (SFAS 144) “Accounting for the Impairment or Disposal of Long-Lived Assets” was issued. SFAS 144 requires the Company to review long-lived assets and certain identifiable intangibles for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. If it is determined that an impairment has occurred, the amount of the impairment is charged to operations. For the years ended December 31, 2006 and 2005, the Company incurred no impairments.
2. Income Taxes
GO, Inc. has elected under the Internal Revenue Code to be an S corporation and GO is a limited liability company. In lieu of corporation income taxes, the shareholders of an S corporation are taxed on their proportionate share of the company’s taxable income. Therefore, no provision or liability for federal income taxes has been included in the financial statements. Income taxes on net earnings of the limited liability company are payable by the members.

GO, LLC AND MV PIPELINE COMPANY
NOTES TO COMBINED FINANCIAL STATEMENTS — CONTINUED
DECEMBER 31, 2006
NOTE B — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES — Continued
2. Income Taxes — Continued
MV is taxed as a corporation. The provision for income taxes, income taxes payable and deferred income taxes are determined using the liability method. Deferred tax assets and liabilities are determined based on differences between the financial reporting and tax basis of assets and liabilities and are measured by applying enacted tax rates and laws to taxable years in which such differences are expected to reverse. A valuation allowance is provided when MV determines that it is more likely than not that a portion of the deferred tax asset balance will not be realized. MV uses the cash basis of accounting for determining taxable income.
3. Cash and Cash Equivalents
Cash and cash equivalents are comprised of cash in operating bank accounts.
4. Use of Estimates
The preparation of combined financial statements in conformity with generally accepted accounting principles requires the Company to make estimates and assumptions that affect the reported amounts of assets and liabilities, the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.
5. Fair Value of Financial Instruments
SFAS 107, “Disclosures about Fair Value of Financial Instruments”, requires the disclosure of fair value information about financial instruments, whether or not recognized on the combined balance sheet, for which it is practicable to estimate the value. SFAS 107 excludes certain financial instruments from its disclosure requirements. Accordingly, the aggregate fair value amounts are not intended to represent the underlying value of the Company. The carrying amounts of cash, current receivables and payables approximate fair value because of the short-term nature of these instruments.
6. Revenue Recognition
Sales of Natural Gas
Gas revenues are recognized based on actual volumes of gas purchased from producers and sold to customers. Sales are recorded only upon the delivery of the product to the purchaser, passage of title, and collectability is reasonably assured. Losses, if any, resulting from imbalances from such sales are recognized currently, and gains, if any, are recognized at final delivery.
Gathering fees
Gas gathering fees are recorded as the services are performed and delivery has occurred and collectibility is reasonably assured.

GO, LLC AND MV PIPELINE COMPANY
NOTES TO COMBINED FINANCIAL STATEMENTS — CONTINUED
DECEMBER 31, 2006
NOTE B — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES — Continued
6. Revenue Recognition — Continued
Rental Fees
GO receives rental fees for the rental of equipment. Rentals are based on hourly rates. Rental fees are recognized based on the hours that the equipment is rented and when collectibility is reasonably assured.
7. Financial Instruments
The Company has adopted SFAS 133, “Accounting for Derivative Instruments and Hedging Activities”, which requires that all derivative financial instruments be recognized in the financial statements and measured at fair value regardless of the purpose or intent for holding them. Changes in the fair value of derivative financial instruments are either recognized periodically in income or stockholder’s equity (as a component of comprehensive income), depending on whether the derivative is being used to hedge changes in fair value or cash flows. In April 2003, the FASB issued SFAS No. 149, “Amendment of Statement 133 on Derivative Instruments and Hedging Activities”. SFAS No. 149 amends and clarifies financial accounting and reporting for derivative instruments and hedging activities. For the year ended December 31, 2006 and 2005, the Company had no derivative financial instruments.
8. Trade Accounts Receivable and Allowance for Doubtful Accounts
Trade accounts receivable are accounted for at fair value. Trade accounts receivable do not bear interest and are short-term in nature. An allowance for doubtful accounts for trade accounts receivable is established when the fair value is less than the carrying value. Trade accounts receivable are charged to the allowance when it is determined that collection is remote.
9. Environmental Matters
The Company is subject to various federal, state and local laws and regulations relating to the protection of the environment. The Company accounts for environmental contingencies in accordance with SFAS No. 5 “Accounting for Contingencies.” Environmental expenditures that relate to current operations are expensed or capitalized as appropriate. Expenditures that relate to an existing condition caused by past operations, and do not contribute to current or future revenue generation, are expensed. Liabilities for environmental contingencies are recorded when environmental assessments and/or clean-ups are probable and the costs can be reasonably estimated. For the years ended December 31, 2006 and 2005, the Company had no environmental contingencies requiring specific disclosure or the recording of a liability.

GO, LLC AND MV PIPELINE COMPANY
NOTES TO COMBINED FINANCIAL STATEMENTS — CONTINUED
DECEMBER 31, 2006
NOTE C — NOTES PAYABLE
GO had an unsecured note payable to the Bank of Eufaula in the amount of $230,000 dated May 16, 2006. The note was payable on demand or in the absence of demand due at maturity on May 15, 2007 at which time all outstanding principal and interest are due. Interest accrues at the rate of 8%. The original maturity date was extended to May 15, 2008, however GO paid the outstanding principal and interest on November 30, 2007. The purpose of the loan was to acquire the Brooken system pipeline.
At December 31, 2006, GO had a note secured by a vehicle in the amount of $23,000. The note was paid in December 2007.
NOTE D — CONTRACTUAL AGREEMENTS
GO entered into an agreement with Clearwater Enterprises, LLC (Clearwater) to provide monthly services in relationship to the Brooken system pipeline. The principle owner of Clearwater is a minority stockholder in GM Oil. In accordance with terms of the agreement, Clearwater would 1) receive pipeline nominations from the various shippers on the Brooken system. 2) allocate volumes to the wellhead based upon the volumes delivered to the Brooken interconnect 3) prepare gathering and compression fee invoices on behalf of the Company 4) prepare pipeline imbalance and cashout statements. The monthly gathering management fee for these services is $3,000. The effective date of the agreement was June 1, 2006 to May 31, 2007. Subsequent to May 31, 2007, the agreement continues month to month thereafter unless and until terminated by either party upon 30 days notice. GO incurred gathering management fees totaling $21,000 for the year ended December 31, 2006.
Substantially all of the gas sales of GO are made to Clearwater. These gas sales are governed by an agreement that expires on February 28, 2009 and continues yearly thereafter, until canceled by either party within thirty day notice.
GO entered into a one year lease agreement with Hanover Compression Limited Partnership for the use of a compressor. The lease is dated October 1, 2006 and is guaranteed for a minimum of twelve months and continues monthly until cancelled by either party with 30 day notice. Minimum base lease payments of $10,500 plus taxes and are due monthly. The base amount is subject to semi-annual adjustments. Lease expense totaled $48,000 and is included in the combined statements of operations.
MV entered into a Gas Compression Master Service Agreement with USA Compression Partners, LP on November 1, 2007. This agreement replaces an earlier agreement for gas compression services. The agreement provides for monthly payments of approximately $17,000 per month through August 31, 2009. Compressions services expense included in the combined statements of operations totaled approximately $196,000 and $144,000 for the years ended December 31, 2006 and 2005, respectively.

GO, LLC AND MV PIPELINE COMPANY
NOTES TO COMBINED FINANCIAL STATEMENTS — CONTINUED
DECEMBER 31, 2006
NOTE E — RELATED PARTY TRANSACTIONS
The note receivable is from one of the Outback’s shareholders. Outstanding principal and interest of 8% were due on December 19, 2007. This note was unsecured. Subsequent to December 31, 2006, an additional $10,000 was advanced to this shareholder and the total amount outstanding repaid in October 2007.
GO paid GM Oil $150,000 to purchase the Brooken system pipeline. GM Oil is owned by shareholders of Outback. The amount paid to GM Oil was equal to the amount GM Oil paid to a third party to acquire the pipeline.
All rental revenue was derived from the rental of machinery and equipment to companies owned by related parties. At December 31, 2006, trade accounts receivable due from these related parties totaled $41,000.
GO leases employees from GM Oil for the purpose of operating its rental machinery and equipment. The amounts paid totaled $74,000 in 2006 and is included in the combined statement of operations.
Certain administrative activities of GO are performed by employees of GM Oil without charge.
In January 2004, MV entered into a Management Agreement with GM Oil for management services. The agreement, which was to expire on December 31, 2008, was terminated on November 14, 2007. The agreement provides for a monthly management fee of $3,000. In addition, the agreement also provides for interest to be paid on certain advances made by GM Oil to MV at 8% compounded quarterly. Advances are due on demand. Management fees totaled $36,000 for 2005 and 2006 and interest expense totaled $7,000 in 2006 and $4,000 in 2005. Advances from other related parties are due on demand and do not bear interest.
During 2006, GO purchased natural gas from GM Oil and Concord Resources Corporation in the amount of $388,000 and received gathering fees of $60,000 from those related parties.
NOTE F — INCOME TAXES — MV
Income tax provision (benefit) for the years ended December 31, 2005 and December 31, 2006 was as follows:

	December 31, 2005	December 31, 2006
Current Tax Expense (Benefit)
Federal	$—	$—
State	—	—

Deferred Tax Expense (Benefit)
Federal	(19,000)	(43,000)
State	(2,000)	(4,000)

Total	$(21,000)	$(47,000)

GO, LLC AND MV PIPELINE COMPANY
NOTES TO COMBINED FINANCIAL STATEMENTS — CONTINUED
DECEMBER 31, 2006
NOTE F — INCOME TAXES — MV — Continued
A reconciliation of income tax expense at the federal statutory rate to the income tax provision at MV’s effective tax rate is as follows for the years ending December 31, 2005 and December 31, 2006:

	December 31, 2005		December 31, 2006
	Amount	Percent	Amount	Percent
Pre-tax Book Loss	$(19,000)	34.00%	$(43,000)	34.00%

State taxes
(net of federal benefit)	(2,000)	3.96%	(4,000)	3.96%

	(21,000)	37.96%	(47,000)	37.96%
The components of deferred income tax assets and liabilities at December 31, 2005 and December 31, 2006 are as follows:

	December 31, 2005	December 31, 2006
Deferred Tax Assets:
Noncurrent
Accrual to Cash Adjustment	$20,000	$35,000
Net Operating Losses	139,000	163,000

	159,000	198,000

Deferred Tax Liabilities:
Noncurrent
Depreciation	(260,000)	(252,000)

	(260,000)	(252,000)

Net Deferred Tax Liability	$(101,000)	$(54,000)

Net operating losses can be carried forward for a period of twenty years. If unused, MV’s existing net operating carryforwards expire at various times through 2026.

GO, LLC AND MV PIPELINE COMPANY
NOTES TO COMBINED FINANCIAL STATEMENTS — CONTINUED
DECEMBER 31, 2006
NOTE G — ACQUISITION (UNAUDITED)
On November 19, 2007, Rio Vista Penny LLC (“Rio Vista Penny”), an indirect, wholly-owned subsidiary of Rio Vista Energy Partners L.P. (“Rio Vista”), entered into a Note Purchase Agreement, Promissory Notes, Security Agreement, Common Unit Purchase Warrant (the “TCW Warrant”) and related agreements with TCW Asset Management Company (“TAMCO”) as agent and TCW Energy Fund X investors as holders (the “TCW Noteholders”) (TAMCO and the TCW Noteholders collectively, “TCW”) in connection with a first lien senior credit facility (the “TCW Credit Facility”) between TCW and Rio Vista Penny. The purpose of the TCW Credit Facility is to provide financing of the acquisition and operation of the assets of GM Oil and assets of Penny Petroleum, an Oklahoma corporation by Rio Vista Penny and the acquisition of the membership interests of GO LLC, by Rio Vista GO LLC (“Rio Vista GO”), an indirect, wholly-owned subsidiary of Rio Vista. The assets of GM Oil, Penny Petroleum and GO are collectively referred to as the “Oklahoma Assets.”
The TCW Credit Facility is a $30,000,000 senior secured credit facility available to Rio Vista Penny with a maturity date of August 29, 2010. The amount of the initial draw under the facility is $21,700,000, consisting of $16,750,000 in assumption of the existing indebtedness in the principal amount of including accrued but unpaid interest (such principal and interest, the “TCW Debt”) owed by GM Oil to TCW, $1,950,000 in consideration for TCW to enter into the TCW Credit Facility with Rio Vista Penny and for Rio Vista Penny to purchase an overriding royalty interest (“ORRI”) held by an affiliate of TCW, and $3,000,000 to fund the acquisition of the GO LLC, see below, by Rio Vista GO. TCW has also approved plan of development (“APOD”) for the Oklahoma assets totaling approximately $2,500,000. The TCW Credit Facility is secured by a first lien on all of the Oklahoma Assets and associated production proceeds pursuant to the Note Purchase Agreement, Security Agreement and related agreements, including mortgages of the Oklahoma Assets in favor of TCW. The interest rate is 10.5%, increasing to 12.5% if there is an event of default. Payments under the TCW Credit Facility are interest-only until December 29, 2008. The TCW Credit Facility carries no prepayment penalty. Rio Vista ECO LLC (an indirect, wholly-owned subsidiary of Rio Vista and the direct parent of Rio Vista Penny and Rio Vista GO), Rio Vista GO, GO LLC and MV have each agreed to guarantee payment of the Notes payable to investors under the TCW Credit Facility.
On November 19, 2007, Rio Vista GO completed the purchase of membership interests of GO LLC pursuant to the Membership Interest Purchase and Sale Agreement between Rio Vista GO, GO LLC, Outback Production Inc. (Outback) (the owner of all of the outstanding membership interests of GO LLC), and Gary Moores and Bill Wood (each a shareholder of Outback), dated as of October 2, 2007, as amended on November 16, 2007 (the “Amended GO Agreement”). The total purchase price paid for the membership interests of GO LLC was $4,000,000, consisting of cash and equity interests in Rio Vista. The cash portion of the purchase price was $3,000,000. The equity portion of the purchase price was paid by delivery of 91,996 common units of Rio Vista (the “GO Units”) to Gary Moores and Bill Wood. Rio Vista has agreed to file with the SEC a registration statement on Form S-3 (the “GO Registration Statement”) covering the GO Units within 90 days following November 19, 2007.
On the date the GO Registration Statement is declared effective by the SEC (the “Registration Date”), if the closing price of Rio Vista’s common units as reported by the NASDAQ Stock Market (the “Registration Date Price”) is less than 80% of $10.87 (the “Minimum Price”), Rio Vista GO will deliver to Outback either (i) additional common units of Rio Vista (the “Additional GO Units”) in such number as necessary so that the total value of the GO Units and the Additional GO Units, in each case based on the Registration Date Price, is at least 80% of the value of the Purchase Price Units based on the Minimum Price or (ii) additional cash (the “Additional Cash”) in such amount as necessary so that the total value of the GO Units, based on the Registration Date Price, together with the Additional Cash, is at least 80% of the value of the GO Units based on the Minimum Price. In lieu of delivery of Additional GO Units or Additional Cash to supplement the GO Units, Rio Vista GO has the alternate option to pay the entire value of the GO Units based on the Minimum Price in cash (the “All Cash Payment”). Upon delivery of the All Cash Payment to the Seller, all GO Units shall be returned to Rio Vista GO and/or cancelled by Rio Vista.

GO, LLC AND MV PIPELINE COMPANY
NOTES TO COMBEIND FINANCIAL STATEMENTS — CONTINUED
DECEMBER 31, 2006
NOTE G — ACQUISITION (UNAUDITED) — Continued
On November 19, 2007, Rio Vista Penny completed the purchase of assets from GM Oil pursuant to the Asset Purchase Agreement between Rio Vista Penny and GM Oil dated as of October 1, 2007, as amended on November 16, 2007 (the “Amended GM Agreement”). The assets acquired pursuant to the Amended GM Agreement consist of the real and personal property interests of GM Oil in certain oil and gas properties located in Haskell, McIntosh and Pittsburg counties in Oklahoma, including approximately 33.33% of the outstanding capital stock of MV (collectively, the “GM Assets”). The total purchase price for the GM Assets was paid by assumption of the TCW Debt in the amount of $16,750,000. The TCW Debt is payable to the TCW Noteholders and is administered by TAMCO as agent pursuant to the TCW Credit Facility. No cash or equity consideration was paid to GM Oil or its shareholders as part of the purchase price of the GM Assets.
On November 19, 2007, Rio Vista Penny completed the purchase of assets from Penny Petroleum pursuant to the Asset Purchase Agreement between Rio Vista Penny, Penny Petroleum and Gary Moores (a shareholder of Penny Petroleum), dated as of October 1, 2007, as amended on October 25 and November 16, 2007 (the “Amended Penny Agreement”). The assets acquired pursuant to the Amended Penny Agreement consist of the real and personal property interests of Penny Petroleum in certain oil and gas properties located in McIntosh, Pittsburg and Haskell counties in Oklahoma, including approximately 66.66% of the outstanding capital stock of MV.
In connection with the above transactions, GO LLC distributed $63,000 in oil and gas interests to parties related to Outback.